Exhibit g(4)


                        AMENDMENT TO CUSTODIAN AGREEMENT

         AMENDMENT TO CUSTODIAN AGREEMENT, effective as of May 4, 2005, by and between JULIUS BAER INVESTMENT FUNDS, a business trust established under the laws of the Commonwealth of Massachusetts (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

         WHEREAS, the Fund and Bank entered into a Custody Agreement dated December 28, 1999, as amended from time to time (the "Custodian Agreement"); and

         WHEREAS, the Fund and Bank desire to amend the Custodian Agreement as set forth below.

         NOW, THEREFORE, in consideration of the premises set forth herein, the parties agree as follows:

         1. Amendments.

         (a) Appendix C of the Custodian Agreement is hereby amended by deleting such Appendix A in its entirety and inserting in lieu thereof the attached Appendix C.

2.     MISCELLANEOUS.

         (a) Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

         (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.


JULIUS BAER INVESTMENT FUNDS                   INVESTORS BANK & TRUST COMPANY


By:    /s/ Tony Williams /s/ Craig Giunta         By:    /s/ Robert Mancuso
       ----------------------------------                -------------------

Name:  Tony Williams/Craig M. Giunta              Name:  Robert Mancuso
       -----------------------------                     --------------

Title: President/CFO                              Title: Senior Vice President
       -------------                                     ---------------------



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                                                                    Exhibit g(4)




                                   APPENDIX C
                                   PORTFOLIOS

                      JULIUS BAER INTERNATIONAL EQUITY FUND
                       JULIUS BAER TOTAL RETURN BOND FUND
                     JULIUS BAER GLOBAL HIGH YIELD BOND FUND
                    JULIUS BAER INTERNATIONAL EQUITY FUND II